EXHIBIT 99.1

Certification of the Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Wayland J. Russell, the Chairman and Chief Executive Officer of Rainbow Rentals, Inc. (the “Company”), certify that to the best of my knowledge, based upon a review of the Annual Report on Form 10-K/A for the period ended December 31, 2002 of the Company (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wayland J. Russell

Wayland J. Russell
Rainbow Rentals, Inc.
Chairman and Chief Executive Officer

June 30, 2003